Exhibit 24.2

POWER OF ATTORNEY AND SIGNATURES

I, John Petillo, a director of Lincoln Educational Services Corporation, hereby constitute and appoint David F. Carney and Cesar Ribeiro and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, of substitution and resubstitution, to sign for me and in my name in my capacity as a director, the Registration Statement on Form S-1 of Lincoln Education Services Corporation and any and all pre-effective and post-effective amendments to said Registration Statement on Form S-1, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in my name and on my behalf in my capacity as a director to enable Lincoln Educational Services Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorney, or any of them, or their substitute or substitutes, to said Registration Statement and any and all pre-effective and post-effective amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

By:	/s/ John Petillo
Name: John Petillo
Title: Director

Date: May 9, 2005